Exhibit 99.8

CONSENT OF JUAN ELEK KLEIN

The undersigned hereby consents to the references to [him/her] as being considered as director of Grupo Aeroportuario del Pacifico S.A. de C.V. (the “Company”) in the Company’s Registration Statement on Form F-1.

/S/ JUAN ELEK KLEIN

Mexico City, Mexico

February 20, 2006